UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Blvd., West Suite B Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously announced, on October 11, 2018, Alliqua BioMedical, Inc. (the “Company”), Embark Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Adynxx, Inc., a privately-held Delaware corporation (“Adynxx”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Adynxx, with Adynxx becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). On November 7, 2018, the Company, Merger Sub and Adynxx entered into Amendment No. 1 to the Merger Agreement to amend the exchange ratio formula by correcting a typographical error in the definition of “Total Outstanding Shares.”

On April 11, 2019, the Company, Merger Sub and Adynxx entered into Amendment No. 2 (“Amendment No. 2”) to the Merger Agreement. Amendment No. 2 extends the “End Date” set forth in the Merger Agreement from April 11, 2019 to April 30, 2019. As previously disclosed, the completion of the Merger is conditioned upon, among other things, the satisfaction of customary closing conditions.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 2.3 hereto and is incorporated herein by reference. For a detailed discussion of the Merger and the terms of the Merger Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2018.

Item 8.01 Other Events.

On April 11, 2019, the Company issued a press release announcing that its board of directors has (i) declared a conditional special cash dividend (the “Special Dividend”) of $1.05 for each share of common stock outstanding as of the close of business on April 22, 2019 (the “Record Date”) and (ii) set the Record Date as the record date for determining stockholders entitled to receive shares of AquaMed Technologies, Inc. (“AquaMed”), which is currently a wholly-owned subsidiary of the Company that develops, manufactures and markets high water content, electron beam cross-linked aqueous polymer sheet hydrogel products into a new, publicly traded company, in connection with the Company’s spin-off of AquaMed (the “Distribution”).

The payment of the Special Dividend is subject to the consummation of the Merger. In addition, the Distribution is subject to the satisfaction of all conditions to closing of the previously announced merger transaction (the “TOP Merger”) between AquaMed and TO Pharmaceuticals, LLC and the substantially simultaneous consummation of the TOP Merger.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Alliqua BioMedical, Inc. Adynxx, Inc. and Embark Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2018).
2.2	Amendment No. 1, dated November 7, 2018, to the Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Alliqua BioMedical, Inc. Adynxx, Inc. and Embark Merger Sub Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 13, 2018).
2.3	Amendment No. 2, dated April 11, 2019, to the Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Alliqua BioMedical, Inc. Adynxx, Inc. and Embark Merger Sub Inc.
99.1	Press release, dated April 11, 2019

*The schedules and exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: April 12, 2019	By:	/s/ David I. Johnson
Name: David I. Johnson
Title: Chief Executive Officer